Proxy Voting Results

A special meeting of shareholders was held on December 8, 2017. The results of votes taken among shareholders on the proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees.

# of Votes	% of Votes

James C. Curvey

Affirmative	40,874,579,146.19	94.146
Withheld	2,541,618,753.48	5.854
TOTAL	43,416,197,899.67	100.000

Dennis J. Dirks

Affirmative	41,093,243,800.03	94.650
Withheld	2,322,954,099.64	5.350
TOTAL	43,416,197,899.67	100.000

Donald F. Donahue

Affirmative	41,121,116,505.64	94.714
Withheld	2,295,081,394.03	5.286
TOTAL	43,416,197,899.67	100.000

Alan J. Lacy

Affirmative	41,091,494,851.72	94.646
Withheld	2,324,703,047.95	5.354
TOTAL	43,416,197,899.67	100.00

Ned C. Lautenbach

Affirmative	40,970,733,721.42	94.368
Withheld	2,445,464,178.25	5.632
TOTAL	43,416,197,899.67	100.000

Joseph Mauriello

Affirmative	41,021,688,840.89	94.485
Withheld	2,394,509,058.78	5.515
TOTAL	43,416,197,899.67	100.000

Charles S. Morrison

Affirmative	41,163,534,997.01	94.812
Withheld	2,252,662,902.66	5.188
TOTAL	43,416,197,899.67	100.000

Cornelia M. Small

Affirmative	41,061,752,034.66	94.578
Withheld	2,354,445,865.01	5.422
TOTAL	43,416,197,899.67	100.000

Garnett A. Smith

Affirmative	41,061,939,407.02	94.578
Withheld	2,354,258,492.65	5.422
TOTAL	43,416,197,899.67	100.000

David M. Thomas

Affirmative	41,102,875,738.06	94.672
Withheld	2,313,322,161.61	5.328
TOTAL	43,416,197,899.67	100.000

Michael E. Wiley

Affirmative	41,112,279,187.11	94.694
Withheld	2,303,918,712.56	5.306
TOTAL	43,416,197,899.67	100.000

PROPOSAL 2
To eliminate a fundamental investment policy for Automotive Portfolio.

	# of Votes	% of Votes
Affirmative	27,036,109.38	75.965
Against	2,996,923.26	8.421
Abstain	1,550,910.38	4.357
Broker Non-Vote	4,006,582.74	11.257
TOTAL	35,590,525.76	100.000

PROPOSAL 2
To eliminate a fundamental investment policy for Construction and Housing Portfolio.

	# of Votes	% of Votes
Affirmative	156,364,972.36	68.427
Against	34,867,739.77	15.258
Abstain	21,660,092.97	9.478
Broker Non-Vote	15,624,057.17	6.837
TOTAL	228,516,862.27	100.000

PROPOSAL 2
To eliminate a fundamental investment policy for Consumer Discretionary Portfolio.

	# of Votes	% of Votes
Affirmative	436,017,398.20	79.892
Against	62,811,703.14	11.509
Abstain	34,930,477.38	6.400
Broker Non-Vote	12,002,492.54	2.199
TOTAL	545,762,071.26	100.000

PROPOSAL 2
To eliminate a fundamental investment policy for Leisure Portfolio.

	# of Votes	% of Votes
Affirmative	220,998,535.96	70.470
Against	57,191,707.26	18.237
Abstain	23,695,870.57	7.556
Broker Non-Vote	11,721,748.42	3.737
TOTAL	313,607,862.21	100.000

PROPOSAL 2

# of Votes	% of Votes

To eliminate a fundamental investment policy for Multimedia Portfolio.

Affirmative	313,144,940.54	74.902
Against	48,155,304.60	11.518
Abstain	30,701,082.51	7.343
Broker Non-Vote	26,075,881.84	6.237
TOTAL	418,077,209.49	100.000

PROPOSAL 2
To eliminate a fundamental investment policy for Retailing Portfolio.

	# of Votes	% of Votes
Affirmative	801,179,729.38	70.291
Against	135,976,292.91	11.930
Abstain	78,243,392.45	6.865
Broker Non-Vote	124,408,405.10	10.914
TOTAL	1,139,807,819.84	100.000

PROPOSAL 3
To modify Automotive Portfolio's fundamental concentration policy.

	# of Votes	% of Votes
Affirmative	27,288,762.73	76.675
Against	2,728,600.54	7.667
Abstain	1,566,579.75	4.401
Broker Non-Vote	4,006,582.74	11.257
TOTAL	35,590,525.76	100.000

PROPOSAL 3
To modify Leisure Portfolio's fundamental concentration policy.

	# of Votes	% of Votes
Affirmative	233,252,103.06	74.377
Against	44,732,657.96	14.264
Abstain	23,901,352.77	7.622
Broker Non-Vote	11,721,748.42	3.737
TOTAL	313,607,862.21	100.000

PROPOSAL 3
To modify Multimedia Portfolio's fundamental concentration policy.

	# of Votes	% of Votes
Affirmative	320,359,376.27	76.627
Against	40,759,903.08	9.750
Abstain	30,882,048.30	7.386
Broker Non-Vote	26,075,881.84	6.237
TOTAL	418,077,209.49	100.000

PROPOSAL 3
To modify Retailing Portfolio's fundamental concentration policy.

	# of Votes	% of Votes
Affirmative	834,866,382.54	73.247
Against	104,495,346.17	9.168
Abstain	76,037,686.03	6.671
Broker Non-Vote	124,408,405.10	10.914
TOTAL	1,139,807,819.84	100.000

Proposal 1 reflects trust wide proposal and voting results.